Exhibit 10.20

WEINMAN GEOSCIENCE, INC.

17103 PRESTON ROAD, SUITE 200

DALLAS, TEXAS 75248

June 15, 2009

Global Geophysical Services, Inc.

3535 Briarpark Drive, Suite 200

Houston, Texas 77042

Re:                               Subordinated Promissory Note dated as of December 10, 2008, as amended by Letter Agreement dated May 5, 2009 (as further amended, supplemented or otherwise modified, the “Note”), by and among GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation (“Maker”), and WEINMAN GEOSCIENCE, INC., a Texas corporation (“Payee”)

Gentlemen:

Reference is made to the Note.  Terms that are defined in the Note and not otherwise defined herein are used herein with the meanings given them in the Note.

Maker has requested that Payee extend the required payment of principal and part of the required payment of accrued interest that are due and payable on June 15, 2009 and that the Payee accept a prepayment of the required payments of principal that are due on December 1, 2009 and December 1, 2010.  Accordingly, Maker and Payee hereby agree that:

1.  The payment in respect of the Notes due and payable on June 15, 2009 is hereby extended as follows:

(a)           $900,000 of principal and the accrued interest on that amount, shall be due and payable on September 1, 2009, together with interest accruing on such amount from June 15, 2009 through the time of payment;

(b)           $900,000 of principal and the accrued interest on that amount, shall be due and payable on July 1, 2009, together with interest accruing on such amount from June 15, 2009 through the time of payment; and

(c)           The remainder of the amount otherwise payable on June 15, 2009 has been paid by Maker and received by Payee.

2.  Consistent with Section 2.5 of the Note (which permits prepayments of principal and interest at any time) and Section 4.3 of the Note (which provides that prepayments made in Permitted Junior Securities do not violate the subordination provisions of the Notes), Maker is delivering on the date hereof, and Payee hereby accepts, 295,809 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Maker as a prepayment in full of the scheduled payments due under the Note on December 1, 2009 and December 1, 2010.

In order to induce Payee to enter into this Letter, Maker represents and warrants to Payee that as of the date of this Letter, no Blockage Default or Senior Indebtedness Acceleration has occurred and is continuing and no Standstill Period is in effect.

The Note is hereby ratified and confirmed in all respects.  Except as expressly set forth above, the execution, delivery and effectiveness of this Letter shall not operate as a waiver of any right, power or remedy of Maker or Payee under the Note, nor constitute a waiver of any provision of the Note.

THIS LETTER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

This Letter may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Please execute a counterpart of this Letter in the place provided below to evidence your agreement to the foregoing and your continuing ratification of the Note in consideration hereof, whereupon this Letter shall become effective as of the date first written above.

Yours truly,

WEINMAN GEOSCIENCE, INC.

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

GLOBAL GEOPHYSICAL SERVICES, INC.

By:
Name: P. Matthew Verghese
Title: Senior Vice President &
Chief Financial Officer